UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, the Board of Directors of CSX Corporation (“CSX” or the “Company”) approved the renewal of the Company’s standard change of control agreements. In accordance with the regular schedule of review and renewal occurring every three years, these agreements were amended to provide for renewal of the term until May 15, 2023 for each of the Company’s active Named Executive Officers specified in the Company’s 2020 annual proxy statement filed with the SEC. The other substantive terms of these agreements remain unchanged.

The form of amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The terms of the change of control agreements are described and quantified in the Company’s 2020 annual proxy statement and the form of change of control agreement is on file as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 9.01.	Exhibits.

(d) The following exhibit is being filed as part of this report:

10.1	Amendment to Form of Change of Control Agreement

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: May 8, 2020